

                                       Exhibit D
                          Rule 24 Reporting Requirement No. 4

------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
  Asset            Legal Selling   Closing      Gross Sales      Asset Description          Comments         Comments Continued
                   Entity/Entities Date         Amount
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
Modesto, CA POP    Enron           8/5/2004     25,000           Miscellaneous telecom
Equipment          Broadband                                     infrastructure equipment
                   Services, Inc.                                located at 1522 J Street
                                                                 in Modesto, California,
                                                                 including: a 250 KW
                                                                 generator, battery
                                                                 strings, automatic
                                                                 transfer switch, racks,
                                                                 cabinets and panel
                                                                 boards.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
Misc. 1400 Smith   Enron Corp.     8/24/2004    200,000          Surplus FF&E from 1400
Street Assets                                                    Smith Street, including
                                                                 the gym equipment, the
                                                                 executive furnishings,
                                                                 power equipment and
                                                                 workstations.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
DoveBid 10         Enron Corp.     7/22/2004    2,000,000        DoveBid #10 was            $1.6 million
                                                                 conducted July 19-22,      was received
                                                                 2004 in two parts: (1)     from DoveBid
                                                                 an online-only auction     in early
                                                                 of 600+ pieces of art,     August; the
                                                                 and (2) an in-person and   balance of the
                                                                 web-cast auction of        proceeds and a
                                                                 miscellaneous FF&E from    complete
                                                                 1400 Smith Street and      listing of
                                                                 various surplus IT         sold and
                                                                 equipment.                 unsold items
                                                                                            are still
                                                                                            pending
                                                                                            from
                                                                                            DoveBid,
                                                                                            as we
                                                                                            are
                                                                                            still
                                                                                            accepting
                                                                                            post-auction
                                                                                            bids on
                                                                                            unsold
                                                                                            lots.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
Sabine Pass        Enron Gas       8/9/2004     583,333          An undivided 25%
Waterfront         Liquids, Inc.                                 interest in a
(Terminal                                                        Participation Agreement
Property)                                                        with Texaco Natural Gas
                                                                 Inc. ("TNGI"),
                                                                 Texas Eastern
                                                                 Products
                                                                 Pipeline
                                                                 Company, LLC
                                                                 ("TEPPCO"), and
                                                                 ExxonMobil Oil
                                                                 Corporation
                                                                 ("ExxonMobil"),
                                                                 under which
                                                                 certain assets
                                                                 were acquired
                                                                 including: 250
                                                                 acres of land
                                                                 at the terminal
                                                                 location
                                                                 ("Terminal
                                                                 Property"), 300
                                                                 acres on and
                                                                 near a salt
                                                                 dome property
                                                                 plus mineral
                                                                 rights, and a
                                                                 fresh water
                                                                 reservoir.
                                                                 Under this
                                                                 transaction,
                                                                 Enron sold its
                                                                 25% interest in
                                                                 the 250 acres
                                                                 at the terminal
                                                                 location back
                                                                 to the
                                                                 Partnership.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
Enron Methanol -   Enron           9/28/2004    3,000,000        Mothballed methanol        The mothballed   Trustee and EVC
Plant,             Ventures                                      production facility        methanol         signed deed
Equipment, Real    Corp.                                         located on the Houston     production       conveying property
Estate             (primary                                      Ship Channel.              facility         to BASF. Net sales
                   obligor as                                                               located on the   proceeds, after
                   lessee),                                                                 Houston Ship     deduction of
                   Enron Corp.                                                              Channel was      property taxes and
                   (guarantor of                                                            the only         certain sales
                   EVS's                                                                    remaining        expenses, of
                   obligations),                                                            asset in the     approximately $1.5
                   Enron                                                                    JT Holdings      million were
                   Methanol                                                                 Synthetic        disbursed to
                   Company                                                                  Lease            Trustee (for
                   (Sublessee)                                                              Structure as     benefit of banks
                                                                                            of December 2,   under JTH structure
                                                                                            2001.  The       documents) and will
                                                                                            Enron parties    reduce deficiency
                                                                                            in JTH           claim against EVC
                                                                                            Structure        and Enron Corp. of
                                                                                            were:  Enron     approximately $74
                                                                                            Ventures Corp.   million.  Two banks
                                                                                            ("EVC",          involved in
                                                                                            primary          structure--Barclays
                                                                                            obligor as       and CSFB, as
                                                                                            lessee); Enron   holders of B Notes
                                                                                            Corp.            and
                                                                                            (guarantor of    Certificates--were
                                                                                            EVC's            expected to receive
                                                                                            obligations);    further
                                                                                            and Enron        distribution of net
                                                                                            Methanol         sales proceeds.
                                                                                            Company          Although the JTH
                                                                                            (sublessee).     parties have agreed
                                                                                            Counterparties   on the formula for
                                                                                            in JTH           calculating the
                                                                                            Structure        deficiency claim,
                                                                                            were:            they expressly have
                                                                                            Reliance Trust   not agreed if or to
                                                                                            Company, not     what extent any
                                                                                            in its           such deficiency
                                                                                            individual       claim will be
                                                                                            capacity but     allowed.  Structure
                                                                                            solely as        resolution
                                                                                            Trustee and      negotiations are
                                                                                            Collateral       ongoing.
                                                                                            Trustee
                                                                                            ("Trustee");
                                                                                            Citibank,
                                                                                            N.A., as
                                                                                            Agent;
                                                                                            Barclays Bank
                                                                                            PLC
                                                                                            ("Barclays");
                                                                                            Credit Suisse
                                                                                            First Boston
                                                                                            ("CSFB"); J.T.
                                                                                            Holdings,
                                                                                            Inc.;
                                                                                            Citibank,
                                                                                            N.A.; The Bank
                                                                                            of
                                                                                            Tokyo-Mitsubishi,
                                                                                            Ltd; and The
                                                                                            Bank of Nova
                                                                                            Scotia.
                                                                                            Parties to
                                                                                            PSA:  Enron
                                                                                            Parties
                                                                                            identified
                                                                                            above,
                                                                                            Trustee, and
                                                                                            BASF
                                                                                            Corporation.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
Juniper            Juniper GP,     8/10/2004    7,250,000        Joint venture formed in    Proceeds
                   LLC, ECTMI                                    1998 to focus on           allocated as
                   Trutta                                        offshore exploration.      follows:  JEDI
                   Holdings LP                                   Asset consists of 6        II -
                   (Trutta),                                     wells in 5 blocks          $5,432,062.50;
                   Joint Energy                                  located on the             ECTMI Trutta -
                   Development                                   outer-continental shelf    $1,810,687.50;
                   Investments                                   of the Gulf of Mexico.     Juniper GP LLC
                   II Limited                                    Juniper operates of one    (ECTMI) -
                   Partnership                                   of these blocks.           $7,250.  The
                   (JEDI II)                                                                Buyer is
                                                                                            assuming
                                                                                            all
                                                                                            liabilities
                                                                                            related
                                                                                            to these
                                                                                            assets.
                                                                                            This is
                                                                                            a period
                                                                                            of 90
                                                                                            after the
                                                                                            close
                                                                                            date
                                                                                            that the
                                                                                            Buyer can
                                                                                            identify
                                                                                            any
                                                                                            undisclosed
                                                                                            liabilities
                                                                                            and request
                                                                                            an
                                                                                            adjustment
                                                                                            to the
                                                                                            purchase
                                                                                            price.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
2 ABB 11N          Ibis Turbine    9/14/2004    12,000,000       Two 83MW
Turbines           Corporation                                   liquid/distillate-fueled
                                                                 ABB GT 11N
                                                                 turbine
                                                                 generator
                                                                 systems (the
                                                                 Millbank Units
                                                                 # 3 and #4).
                                                                 These units are
                                                                 part of a power
                                                                 plant located
                                                                 in Maramachi,
                                                                 New Brunswick,
                                                                 Canada,
                                                                 operated by NB
                                                                 Power.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
Saguaro / Cactus   ECTMI Trutta    9/1/2004     18,100,000       An Option Agreement for    Proceeds to be
                   Holdings LP                                   100% of the member         allocated
                   (Trutta) and                                  interests in Boulder       50%-50% among
                   Joint Energy                                  Power LLC (Boulder         Trutta and
                   Development                                   Power), and a Loan         JEDI II.
                   Investments                                   Agreement and related
                   II Limited                                    notes to Boulder Power.
                   Partnership                                   Boulder Power's sole
                   (JEDI II)                                     asset is 100% of the
                                                                 outstanding
                                                                 interests in
                                                                 Black Mountain
                                                                 Power Company
                                                                 LLC (Black
                                                                 Mountain).
                                                                 Black
                                                                 Mountain's sole
                                                                 asset is a
                                                                 combined 15%
                                                                 limited and
                                                                 general partner
                                                                 interests (1%
                                                                 and 14%
                                                                 respectively)
                                                                 in Saguaro
                                                                 Power Company
                                                                 LLC (Saguaro).
                                                                 Saguaro owns a
                                                                 100 MW nominal
                                                                 power plant
                                                                 facility
                                                                 outside of Las
                                                                 Vegas NV that
                                                                 began
                                                                 commercial
                                                                 operation in
                                                                 1991.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
Dais-Analytic      ECTMI Trutta    7/28/2004    80,000           Dais-Analytic, Inc.
                   Holdings LP                                   designs and manufactures
                                                                 clean onsite
                                                                 power and HVAC
                                                                 cost savings
                                                                 devices. ECTMI
                                                                 Trutta
                                                                 Holdings, LP
                                                                 owned less than
                                                                 5% equity, as
                                                                 Series A
                                                                 Preferred
                                                                 Stock, on a
                                                                 fully-diluted
                                                                 basis.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
Active Power       ECTMI Trutta    7/22/2004    1,002,908        Active Power, Inc.
                   Holdings LP                                   (NASDAQ: ACPW) designs,
                                                                 manufactures
                                                                 and markets
                                                                 power quality
                                                                 products that
                                                                 provide the
                                                                 consistent,
                                                                 reliable
                                                                 electric power
                                                                 required by the
                                                                 digital
                                                                 economy. ECTMI
                                                                 Trutta
                                                                 Holdings, LP
                                                                 owned less than
                                                                 5% equity, as
                                                                 Common Stock,
                                                                 on a
                                                                 fully-diluted
                                                                 basis.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
Intel 64           Enron Net       9/15/2004    200,000          Limited partnership
                   Works                                         interest in an
                   Investments,                                  Intel-sponsored fund
                   L.L.C.                                        that fosters the
                                                                 development of
                                                                 advanced
                                                                 computing
                                                                 solutions
                                                                 relating to
                                                                 Intel's IA64
                                                                 Platform
                                                                 (64-bit chip).
                                                                 Enron Net Works
                                                                 Investments,
                                                                 LLC worked with
                                                                 the Fund's
                                                                 Managing Member
                                                                 in locating a
                                                                 buyer for the
                                                                 interest.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
Komag, Inc.        Enron Energy    7/29/2004    888,233          Komag Incorporated
                   Services, Inc.                                (NASDAQ: KOMG) is
                                                                 engaged principally in
                                                                 the development,
                                                                 production and marketing
                                                                 of thin-film media, or
                                                                 disks, primarily for use
                                                                 in hard disk drives.
                                                                 Enron Energy Services,
                                                                 Inc. owned less than 5%
                                                                 equity, as Common Stock,
                                                                 on a fully-diluted basis.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
ViryaNet           ECTMI Trutta    7/6/2004     391,452          ViryaNet Ltd. is a
(iMedeon)          Holdings LP                                   provider of integrated
                                                                 mobile and
                                                                 Web-based
                                                                 software
                                                                 applications
                                                                 for workforce
                                                                 management and
                                                                 the automation
                                                                 of field
                                                                 service
                                                                 delivery. ECTMI
                                                                 Trutta
                                                                 Holdings, LP
                                                                 owned less than
                                                                 5% equity, as
                                                                 Common Stock,
                                                                 on a
                                                                 fully-diluted
                                                                 basis.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
Kiodex*            Enron Net       3/26/2004    39,998           Kiodex, Inc. is a          The winning
                   Works                                         privately-held company     bidder,
                   Investments,                                  that provides a            Industry
                   L.L.C.                                        web-based platform         Ventures Fund
                                                                 offering services to       III, L.P., is
                                                                 measure commodity price    a Delaware
                                                                 risk, to design optimal    limited
                                                                 hedging strategies, to     partnership
                                                                 improve pricing            that purchases
                                                                 execution, and to comply   and manages
                                                                 with best accounting       direct venture
                                                                 practices.  Enron Net      capital
                                                                 Works Investments, LLC     investments.
                                                                 owned less than 5%         Industry
                                                                 equity in Kiodex, as       Ventures LLC,
                                                                 Common Stock, on a         the manager of
                                                                 fully-diluted basis.       the fund, is a
                                                                 The interest was           venture
                                                                 marketed along with        capital firm
                                                                 eight other                that makes
                                                                 privately-held interests   direct and
                                                                 in a competitive bid       secondary
                                                                 that ended in early 2004.  investments in
                                                                                            software,
                                                                                            networking,
                                                                                            and IT
                                                                                            service
                                                                                            companies.
                                                                                            As part
                                                                                            of the
                                                                                            sales
                                                                                            process,
                                                                                            certain
                                                                                            Transfer
                                                                                            Restrictions
                                                                                            required
                                                                                            strict
                                                                                            adherence
                                                                                            in the
                                                                                            event
                                                                                            of a
                                                                                            transfer
                                                                                            of the
                                                                                            interest
                                                                                            to a
                                                                                            non-affiliate.
                                                                                            In the
                                                                                            case of
                                                                                            Kiodex,
                                                                                            the
                                                                                            company
                                                                                            had a
                                                                                            Right
                                                                                            of
                                                                                            First
                                                                                            Refusal
                                                                                            which
                                                                                            allowed
                                                                                            the
                                                                                            company
                                                                                            to
                                                                                            purchase
                                                                                            the
                                                                                            interest
                                                                                            on the
                                                                                            same
                                                                                            terms
                                                                                            and
                                                                                            conditions
                                                                                            as the
                                                                                            buyer -
                                                                                            Industry
                                                                                            Ventures.
                                                                                            Kiodex
                                                                                            exercised
                                                                                            its right
                                                                                            and
                                                                                            purchased
                                                                                            the
                                                                                            interest
                                                                                            on
                                                                                            March
                                                                                            26,
                                                                                            2004.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
Metals USA*        Enron Corp.,    5/27/2004    120,869          March 31, 2004 sale        7,747 shares
                   Enron North                                   (funded April 5, 2004)     of
                   America                                       less commission and fees   publicly-traded
                   Corp., Enron                                  resulted in proceeds to    common stock;
                   Energy                                        Enron Corp., ENA and       less than 1%
                   Services, Inc.                                EES.  April 21, 2004       of company.
                                                                 sale (funded
                                                                 April 23, 2004)
                                                                 less commission
                                                                 and fees
                                                                 resulted in
                                                                 proceeds of
                                                                 $99,738.83, all
                                                                 of which went
                                                                 to ENA. May 27,
                                                                 2004 sale less
                                                                 commission and
                                                                 fees resulted
                                                                 in proceeds of
                                                                 $857.63, all of
                                                                 which went to
                                                                 Enron Corp.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
City Forest*       Enron North     6/11/2004    6,250,000        $30 million sub-debt
                   America                                       position, income
                   Corp., ECTMI                                  participation
                   Trutta                                        certificate, and energy
                   Holdings LP                                   services agreement in
                                                                 tissue paper
                                                                 manufacturer.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
InterXion*         EBS             5/26/2004    53,333           Reflects sale of 759,776   Interxion        The winning bidder,
                   Investments,                                  shares for $53,333 on      Holding B.V.     Industry Ventures
                   L.L.C.                                        May 26, 2004.  Still       is Europe's      Fund III, L.P., is
                                                                 holding 664,807 shares     leading          a Delaware limited
                                                                 due to Morgan Stanley      provider of      partnership that
                                                                 Co-Sale.                   carrier-neutral  purchases and
                                                                                            data centers     manages direct
                                                                                            and managed      venture capital
                                                                                            services.  EBS   investments.
                                                                                            Investments,     Industry Ventures
                                                                                            LLC owned less   LLC, the manager of
                                                                                            than 5% equity   the fund, is a
                                                                                            in InterXion,    venture capital
                                                                                            as Ordinary      firm that makes
                                                                                            Shares, on a     direct and
                                                                                            fully-diluted    secondary
                                                                                            basis.  The      investments in
                                                                                            interest was     software,
                                                                                            marketed along   networking, and IT
                                                                                            with eight       service companies.
                                                                                            other            As part of the
                                                                                            privately-held   sales process,
                                                                                            interests in a   certain Transfer
                                                                                            competitive      Restrictions
                                                                                            bid that ended   required strict
                                                                                            in early         adherence in the
                                                                                            2004.            event of a transfer
                                                                                                             of
                                                                                                             the
                                                                                                             interest
                                                                                                             to
                                                                                                             a
                                                                                                             non-affiliate.
                                                                                                             In
                                                                                                             the
                                                                                                             case
                                                                                                             of
                                                                                                             InterXion,
                                                                                                             the
                                                                                                             company
                                                                                                             and
                                                                                                             shareholders
                                                                                                             held
                                                                                                             a
                                                                                                             Right
                                                                                                             of
                                                                                                             First
                                                                                                             Refusal
                                                                                                             and
                                                                                                             Right
                                                                                                             of
                                                                                                             Co-Sale.
                                                                                                             No
                                                                                                             entity
                                                                                                             exercised
                                                                                                             its
                                                                                                             Right
                                                                                                             of
                                                                                                             First
                                                                                                             Refusal.
                                                                                                             Three
                                                                                                             entities
                                                                                                             attempted
                                                                                                             to
                                                                                                             exercise
                                                                                                             their
                                                                                                             Right
                                                                                                             of
                                                                                                             Co-Sale.
                                                                                                             Two
                                                                                                             entities
                                                                                                             were
                                                                                                             excluded
                                                                                                             by
                                                                                                             Dutch
                                                                                                             Securities
                                                                                                             Law
                                                                                                             which
                                                                                                             requires
                                                                                                             that
                                                                                                             a
                                                                                                             tendering
                                                                                                             entity
                                                                                                             must
                                                                                                             own
                                                                                                             greater
                                                                                                             than
                                                                                                             50,000
                                                                                                             euros
                                                                                                             worth
                                                                                                             of
                                                                                                             equity.
                                                                                                             Neither
                                                                                                             did.
                                                                                                             One
                                                                                                             entity,
                                                                                                             Morgan
                                                                                                             Stanley
                                                                                                             Dean
                                                                                                             Witter
                                                                                                             Equity
                                                                                                             Funding,
                                                                                                             Inc.,
                                                                                                             exercised
                                                                                                             its
                                                                                                             Right
                                                                                                             of
                                                                                                             Co-Sale
                                                                                                             allowing
                                                                                                             EBS
                                                                                                             Investments,
                                                                                                             LLC
                                                                                                             to
                                                                                                             sell
                                                                                                             only
                                                                                                             54%
                                                                                                             of
                                                                                                             its
                                                                                                             holdings
                                                                                                             on
                                                                                                             May
                                                                                                             26,
                                                                                                             2004.
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
Compania Anonima   Vengas, S.A.    8/11/2004    1,000,000        CALIFE distributes         Vengas sold
Luz y Fuerza                                                     electric power in the      100% of its
Electricas de                                                    Venezuelan                 ownership,
Puerto Cabello                                                   municipalities of Puerto   which
(CALIFE)                                                         Cabello and Juan Jose      represented
                                                                 Mora and surrounding       22,750,080
                                                                 areas.                     shares and
                                                                                            99.19% of the
                                                                                            issued and
                                                                                            outstanding
                                                                                            common shares
                                                                                            of CALIFE to
                                                                                            Electrificacaion
                                                                                            de la Costa
                                                                                            C.A..
------------------ --------------- ------------ ---------------- -------------------------- ---------------- ---------------------
* These Estate Asset Sales were not included in the Rule 24 Report for the period ending June 30, 2004.






PGE Assets

                                 Exhibit D
                     Rule 24 Reporting Requirement No.4

-------------------- ---------------------------- -------------- --------------------- --------------------------------
  Asset              Legal Selling                Closing Date   Gross Sales Amount    Comments/Asset Description
                     Entity/Entities
-------------------- ---------------------------- -------------- --------------------- --------------------------------
Dark Fiber           Portland General             9/15/2004      670,176               PGD owned and operated a
Metropolitan Area    Distribution, LLC dba                                             metropolitan area network in
Network              Portland General Broadband                                        Portland, Oregon and sold and
                                                                                       leased dark fiber via indefeasible
                                                                                       right to use agreements (IRUs)
                                                                                       over its networks.  Substantially
                                                                                       all assets were sold or transferred,
                                                                                       including warranties, drawings
                                                                                       and engineering studies, contracts,
                                                                                       equipment (including fiber inventory,
                                                                                       network, Turin Traverse 1600(1),
                                                                                       Cisco Catalyst 2950 (4)), permits and
                                                                                       easements, records, commercial conduit
                                                                                       and residential conduit.
-------------------- ---------------------------- -------------- --------------------- --------------------------------







CrossCountry Energy Assets

                                      Exhibit D
                         Rule 24 Reporting Requirement No. 4

-------------- ------------------------------------ ------------------- ----------------------- ------------------------------
  Asset        Legal Selling Entity/Entities        Closing Date          Gross Sales Amount     Comments/Asset Description
-------------- ------------------------------------ ------------------- ----------------------- ------------------------------

CrossCountry has no asset sales to report under Item 4 for the period of July 1,
                        2004 through September 30, 2004.
------------------------------------------------------------------------------------------------------------------------------







Prisma Energy Assets


---------------- --------------------- --------------------- ------------------------- -------------------------------------
  Asset          Legal Selling         Closing Date          Gross Sales Amount        Comments/Asset Description
                 Entity/Entities
---------------- --------------------- --------------------- ------------------------- -------------------------------------
     Prisma has no asset sales to report under Item 4 for the period of July
                      1, 2004 through September 30, 2004.
----------------------------------------------------------------------------------------------------------------------------

